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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999, except for Note 4 and Note 11, as to which the date is February 16, 1999, which appears on page 21 of the Corning Incorporated Annual Report on Form 10-K for the year ended December 31, 1998.

/S/ PRICEWATERHOUSECOOPERS, LLP
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PRICEWATERHOUSECOOPERS, LLP
1301 Avenue of the Americas
New York, NY 10019
November 29, 1999